UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 4, 2009

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 4, 2009, Blue Coat Systems, Inc. (the “Company”) retained Michael J. Gennaro, a partner at FLG Partners, LLC (“FLG Partners”), a leading Silicon Valley chief financial officer services and board advisory consultancy firm, to serve as its interim Chief Financial Officer. Mr. Gennaro will serve as the Company’s interim Chief Financial Officer and principal financial and accounting officer until such time as the Company’s current search for a new Chief Financial Officer is completed.

Mr. Gennaro, age 58, has over 30 years of financial, operational and international experience, and has been a partner at FLG Partners since December 2006. While at FLG Partners, Mr. Gennaro has provided financial consulting services to several companies, including SMART Modular Technologies (WWH) Inc. and MIPS Technologies, Inc. From March 2000 to January 2006, he held several positions, including Vice President - Finance and CFO, at Sylantro Systems, Inc., a provider of telecommunications software. From 1998 to 2000, Mr. Gennaro served as Vice President - Finance and CFO at Inverse Network Technology, Inc., a provider of software that measures the quality of internet service. He served as Vice President - Finance of Novell, Inc. (Nasdaq: NOVL), a provider of server operating systems and internet software from 1994 to 1998. He also previously served as Vice President - Finance and Chief Financial Officer of Piiceon, Inc. and Verticom, Inc., and held several other finance-related positions at high-tech companies. He is a former Audit Manager with Arthur Young & Company, now Ernst & Young, and is a Certified Public Accountant in California and New Jersey. Mr. Gennaro holds an M.B.A. in Accounting from Rutgers Graduate School of Business and a B.S. in Mathematics from Rutgers University.

In connection with retaining Mr. Gennaro as its interim Chief Financial Officer, the Company entered into a Confidential Consulting Agreement with FLG Partners, effective May 4, 2009, for the provision of Mr. Gennaro’s services (the “Consulting Agreement”), and will pay FLG Partners at a rate of $325 per hour for Mr. Gennaro’s services under the Consulting Agreement. The Consulting Agreement requires that the Company indemnify Mr. Gennaro and FLG Partners in connection with his performance of services. It has an initial term of 90 days and is automatically renewable for additional 30 day periods, subject to earlier termination in accordance with its terms.

The foregoing description of Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Confidential Consulting Agreement, effective May 4, 2009, between FLG Partners, LLC and Blue Coat Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: May 7, 2009	By:	/s/ Brian M. NeSmith
Brian M. NeSmith
President and Chief Executive Officer